                                                                    EXHIBIT 10.1

                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT is made and entered into as of March 19, 1998, by and among Coyote Sports, Inc., a Nevada corporation whose principal executive offices are located at 2291 Arapahoe Avenue, Boulder, Colorado 80302 (the "Borrower"), Mel S. Stonebraker, the Chief Executive Officer and a director of the Borrower ("Stonebraker"), James M. Probst, the President and a director of the Borrower ("Probst" and, jointly with Stonebraker, the "Shareholders"), and Paragon Coyote Texas Ltd., a Texas limited partnership whose principal executive offices are located at 307 West Seventh Street, Suite 1210, Fort Worth, Texas 76102 (the "Lender").

     In consideration of the mutual covenants and agreements herein contained and of the loan hereinafter referred to, the Borrower, the Shareholders and the Lender hereby agree as follows:


                                   ARTICLE 1

                                 GENERAL TERMS

     Section 1.01 Certain Definitions. As used in this Agreement, the following terms shall have the meanings respectively ascribed to them below unless the context clearly requires otherwise:

          "Action" shall mean any claim, demand, action, suit, proceeding, hearing or investigation, either at law or in equity, or before any Governmental Authority, now pending, threatened or proposed.

          "Agreement" shall mean this Loan Agreement, as the same may from time to time be amended or supplemented.

          "Balance Sheet" shall mean the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Borrower's fiscal year ended December 31, 1996.

          "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banks are authorized or required to be closed under the laws of the State of Colorado.

          "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act, as amended.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

          "Collateral Shares" shall mean the Stonebraker Collateral Shares and the Probst Collateral Shares.

          "Commission" shall mean the United States Securities and Exchange Commission.

          "Common Stock" shall mean the Borrower's common stock, par value $0.001 per share.

          "Consideration Shares" shall mean the Initial Consideration Shares and the Contingent Issuance Shares.

          "Contingent Issuance Shares" shall mean all of the shares of the Common Stock contingently issuable to the Borrower after the Closing on the terms and conditions set forth herein as part of an origination fee in connection with the Loan.

          "Contract" shall mean any contract, agreement, understanding, arrangement, document or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their respective Properties is or may be bound or affected.

          "Damages" shall mean any and all liabilities, obligations, losses, damages (including without limitation consequential and punitive damages) and costs and expenses (including without limitation interest, court costs, expert witness fees, attorneys fees and the cost and expenses of investigating and asserting any of the foregoing or of enforcing an indemnity).

          "EEOC" shall mean the United States Equal Employment Opportunity Commission.

          "Environmental Laws" shall mean any and all applicable Governmental Requirements relating to pollution or protection of the environment, including without limitation Governmental Requirements relating to emissions, discharges, generation, storage, releases or threatened releases of Waste into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Waste including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and CERCLA, and their respective foreign, state and local counterparts.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Default" shall mean the occurrence of any of the events specified in Section 6.01 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Expenses" shall include, without limitation, any and all court costs, attorneys' fees (including, without limitation, for trial, appellate or other proceedings), fees of auditors and accountants and investigation and pre-litigation expenses that the Lender may incur, directly or indirectly, together with interest at the post-maturity rate specified in the Note on each such amount from the date of written demand or request by the Lender for reimbursement until the date of reimbursement to the Lender.

          "Financial Statements" shall mean the audited consolidated annual financial statements of the Borrower and its Subsidiaries for the Borrower's fiscal year ended December 31, 1996, and the unaudited consolidated interim financial statements of the Borrower and its Subsidiaries for the Borrower's fiscal quarter ended September 30, 1997 (including all related schedules and notes thereto) that are included within the Borrower's Form 10-QSB for the fiscal quarter ended September 30, 1997 filed with the Commission.

          "GAAP" shall mean United States generally-accepted accounting principles.

          "Governmental Authority" shall mean any domestic or foreign federal, state, county, regional, municipal or other government, department, commission, board, court, agency or tribunal, and any instrumentality of any of the foregoing.

          "Governmental Requirement" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, Permit, standard, specification or other directive or requirement (including, without limitation, any of the foregoing that relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority that exercises jurisdiction over the Borrower or any of its Property or of any Subsidiary or any of such Subsidiary's Property.

          "Guaranty" shall mean each and every guaranty instrument or agreement executed and delivered to the Lender by any Person to secure any Indebtedness.

          "Indebtedness" shall, mean any and all amounts, liabilities and obligations owing or to be owing by the Borrower to the Lender in connection with this Agreement, the Note and any Security Instruments (together with any and all renewals, extensions, amendments and restatements of all or part of any of the above), whether principal, interest or otherwise, and all other amounts, liabilities and obligations of the Borrower to the Lender from time to time existing, whether in connection with this or any other transaction.

          "Initial Consideration Shares" shall mean such number of validly-issued, fully-paid and nonassessable shares of Common Stock that have not been registered under the Securities Act issued to the Borrower at the Closing as are equal to (a) $1,000,000 divided by (b) the per-share Common Stock closing price as quoted on the NASDAQ Small Cap market system on the last trading day immediately preceding the date of the Closing.

          "Insurance Policies" shall mean all policies of fire, liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the business and Properties of the Borrower and its Subsidiaries.

          "Lender Shares" shall mean the Collateral Shares in the hands of the Lender following foreclosure, the Initial Consideration Shares and the Contingent Issuance Shares.

          "Lien" shall mean any security agreement, financing statement filed with an appropriate Governmental Authority, conditional sale or other title retention agreement, mortgage, lien, security interest, claim, pledge, power (including without limitation a power of attorney), license, equity, community or other marital property interest, option, assessment, levy, easement, covenant, reservation, right of reenty, possibility of reverter, encroachment, restriction, right-of-way, exception, limitation, charge or encumbrance, lease, consignment or bailment given for security purposes, preemptive right (whether contractual or statutory), right of first refusal, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest of any kind.

          "Loan" shall mean the $6,000,000 loan made by the Lender to the Borrower pursuant to this Agreement and the Note.

          "Material Adverse Effect" shall mean any material and adverse effect on (i) the Property, liabilities, financial condition, business, operations, affairs or circumstances of the Borrower or any Subsidiary individually (or of the Borrower and its Subsidiaries on a consolidated basis) from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or in any Security Instrument, or (ii) the ability of the Borrower or any Subsidiary individually (or of the Borrower and its Subsidiaries on a consolidated basis) to carry out its business as at the date of this Agreement or as proposed at the date of this Agreement to be conducted or to perform its obligations under and in accordance with this Agreement or any Other Transaction Document in full and on a timely basis.

          "Note" shall mean the promissory note evidencing the Loan made by the Borrower in favor of the Lender in form and substance satisfactory to the Lender, together with any and all renewals, extensions, increases or rearrangements thereof.

          "Other Transaction Documents" shall mean the Note, the Security Instruments and the Registration Rights Agreement.

          "Permits" shall mean any and all permits, licenses, franchises, certificates, authorizations, approvals and consents issued or granted by any Governmental Authority, and any and all certifications and qualifications issued or granted by any trade or industry organization or association.

          "Permitted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due and payable or that are being diligently contested in good faith by appropriate action by or on behalf of the Borrower or any Subsidiary and for which adequate reserves have been established and (ii) Liens in existence on the date hereof of which the Lender has been fully informed and (iii) Liens in favor of the Lender or otherwise specifically permitted or contemplated by this Agreement or by any Other Transaction Document.

          "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, joint stock company, association, trust, unincorporated organization, or federal, state or local government (domestic or foreign) or any agency or political subdivision thereof, or any other form of entity.

          "Personal Property" shall mean all personal Property owned or leased (as lessee) by the Borrower and its Subsidiaries.

          "Plan" shall mean any plan subject to Title IV of ERISA and maintained by the Borrower or any Subsidiary, or any such plan to which the Borrower or any Subsidiary is required to contribute on behalf of its employees.

          "Potential Default" shall mean the occurrence of any of the events specified in Section 6.01 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

          "Probst" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "Probst Collateral Shares" shall mean the 1,170,000 shares of the Common Stock owned of record and beneficially by Probst that are pledged to the Lender as collateral for the Loan pursuant to the Probst Security Agreement.

          "Probst Security Agreement" shall mean the security agreement in form and substance satisfactory to the Lender entered into between the Lender as secured party and Probst as debtor.

          "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

          "Real Property" shall mean all real Property owned or leased (as lessee) by the Borrower and its Subsidiaries.

          "Registration Rights Agreement" shall mean that certain registration rights agreement of even date herewith by and among, inter alia, the Lender and the Borrower that provides registration rights for the Lender Shares under federal and state securities laws.

          "Repurchase Rights" shall have the meaning set forth in Section 2.05.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Security Instruments" shall mean collectively (a) the Stonebraker Security Agreement, the irrevocable stock power pertaining to the Stonebraker Collateral Shares and all financing statements executed in connection therewith, (b) the Probst Security Agreement, the irrevocable stock power pertaining to the Probst Collateral Shares and all financing statements executed in connection therewith and (c) any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or by any other Person in connection with, or as security for the payment or performance of, any Indebtedness (including, without limitation, the Indebtedness represented by the Note and any and all financing, continuation and termination statements related thereto), as such agreements and instruments may be amended from time to time.

          "Stock Rights" shall mean any and all rights, plans, options, warrants or agreements for the purchase or acquisition (whether or not contingent) of any capital stock or any other form of equity interest.

          "Stonebraker" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "Stonebraker Collateral Shares" shall mean the 1,430,000 shares of the Common Stock owned of record and beneficially by Stonebraker that are pledged to the Lender as collateral for the Loan pursuant to the Stonebraker Security Agreement.

          "Stonebraker Security Agreement" shall mean the security agreement in form and substance satisfactory to the Lender entered into between the Lender as secured party and Stonebraker as debtor.

          "Subsidiary" shall mean any Person of which issued and outstanding securities representing more than fifty percent (50%) of the aggregate voting power for the ordinary election of directors (or others with analogous power and authority) is owned or controlled, directly or indirectly, by the Borrower.

          "Taxes" shall mean and include any and all income, ad valorem, excise, profits, franchise, occupation, Property, payroll, sales, use, gross receipts, value added and other taxes, levies and assessments (including any and all interest and penalties) imposed by any Governmental Authority, whether or not disputed.

          "Trade Rights" shall mean and include: (i) all trademark rights, business identifiers, trade dress, service marks, trade names and brand names, all registrations thereof and applications therefor and all goodwill associated with the foregoing; (ii) all copyrights, copyright registrations and copyright applications, and all other rights associated with the foregoing and the underlying works of authorship; (iii.) all patents and patent applications, and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; and (vi) all claims for infringement or breach of any of the foregoing.

          "Unifiber" shall mean Unifiber Corporation, a California corporation.

          "Unifiber Purchase Agreement" shall mean that certain Stock Purchase Agreement dated as of February 3, 1998 by and among, inter alia, the Borrower and Unifiber.

          "Unifiber Shareholder Agreement" shall mean that certain Shareholder Agreement, the form of which is set forth as Exhibit 2.1 to the Unifiber Purchase Agreement.

          "Waste" shall mean any and all pollutants, contaminants, chemicals or industrial, toxic, hazardous or petroleum or petroleum-based substances or wastes.

     Section 1.02   Accounting Principles.  Any and all determinations of the
                    ---------------------
character or amount of any asset or liability or item of income or expense required to be determined or any consolidation or other accounting computation required to be made under this Agreement shall be made in accordance with GAAP applied on a basis consistent with the Financial Statements, except to the extent that such principles are inconsistent with the requirements of this Agreement. All determinations of financial amounts on the consolidated basis of the Borrower and its Subsidiaries shall make due allowance for any minority stock interest in such Subsidiaries.

                                   ARTICLE 2

                                 TERMS OF LOAN

     Section 2.01   Lender's Agreement to Make Loan.  Subject to the terms and
                    -------------------------------
conditions and relying materially on each and every representation and warranty of the Borrower, Stonebraker and Probst contained in this Agreement, the Lender agrees to make, on the date hereof, the Loan, which shall be evidenced by the Borrower's issuance, execution and delivery of the Note.

     Section 2.02   Payment Procedures.  All of the Borrower's payments and
                    ------------------
prepayments under the Note or this Agreement shall be made to the Lender at its principal executive offices in immediately available funds before 5:00 p.m., Fort Worth, Texas time. Any payment that the Lender may receive and accept after such time shall be considered for all purposes (including, to the extent permitted by law, the calculation of interest) as having been made on the Lender's next-following Business Day. If the date for any Loan payment or prepayment hereunder falls on a day that is not a Business Day, then for all purposes of the Note and this Agreement the same shall be deemed to have fallen on the next-following Business Day, and such extension of time shall in such case be included in the calculation of interest.

     Section 2.03   Loan Prepayment at Lender's Option.  At the Lender's option
                    ----------------------------------
(but, in the case of an underwritten offering, subject to the approval of the Borrower's lead underwriter, which approval the Borrower shall use its best efforts to obtain), the Borrower shall be required to prepay the Loan to the extent of any cash proceeds that the Borrower receives from any sale of Borrower securities.

     Section 2.04   Collateral for the Loan.  The Loan shall be secured by a
                    -----------------------
perfected first-priority security interest in the Collateral Shares.

     Section 2.05   Borrower's Assignment of Certain Rights.  In payment of an
                    ---------------------------------------
origination fee to the Lender with respect to the Loan, the Borrower hereby unconditionally and irrevocably assigns to the Lender the Borrower's rights under Section 3 of the Shareholder Agreement (the "Repurchase Rights") effective upon the closing under the Unifiber Purchase Agreement.


                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement, the Borrower, Stonebraker and Probst jointly and severally represent and warrant to the Lender (with each such representation and warranty's being conclusively and independently deemed material and relied upon by the Lender irrespective of whether such materiality and/or reliance actually exists) as follows:

     Section 3.01   Corporate Existence.  The Borrower is a corporation duly
                    -------------------
organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to transact business as a foreign corporation in all domestic and foreign jurisdictions (including, without limitation, the State of Colorado) in which the Property owned or leased, or the business transacted by, it makes such qualification necessary or desirable. Each Subsidiary is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business as a foreign corporation or limited liability company, as the case may be, in all domestic and foreign jurisdictions in which the Property owned or leased, or the business transacted by, it makes such qualification necessary or desirable.

     Section 3.02   Corporate Power and Authorization.  The Borrower is duly
                    ---------------------------------
authorized and empowered to create and issue the Note, to execute, deliver and perform its obligations under this Agreement, and to execute, deliver and perform its obligations under the Other Transaction Documents to which it is a party. All corporate action on the Borrower's part necessary for the due creation and issuance of the Note and for the due execution, delivery and performance of this Agreement and of the Other Transaction Documents to which it is a party has been duly and effectively taken.

     Section 3.03   Binding Obligations.  This Agreement, the Note and the Other
                    -------------------
Transaction Documents to which the Borrower is a party constitute valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. This Agreement and each Other Transaction Document to which a Shareholder is a party constitutes its valid and binding obligations, enforceable against it in accordance with its terms.

     Section 3.04   No Violations.  The Borrower's execution, delivery and
                    -------------
performance of the Note, this Agreement and the Other Transaction Documents to which the Borrower is a party does not violate, and is not inconsistent with, any provisions of its articles of incorporation, bylaws or any Contract or Governmental Requirement to which the Borrower is subject, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower, other than any Lien permitted by this Agreement or by any Other Transaction Document. Each Shareholder's execution, delivery and performance of the Other Transaction Documents to which it is a party does not violate, and is not inconsistent with, any provision of any Contract or Governmental Requirement to which it is subject, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of such Shareholder, other than any Lien permitted by this Agreement or by any Other Transaction Document.

     Section 3.05   No Required Consents or Approvals.  The Borrower's
                    ---------------------------------
execution, delivery and performance of the Note, this Agreement and the Other Transaction Documents to which it is a party does not require the consent or approval of any other Person. Each Shareholder's execution, delivery and performance of this Agreement and the Other Transaction Documents to which it is a party does not require the consent or approval of any other Person.

     Section 3.06   Capitalization.
                    --------------

          (a) The Borrower's issued and outstanding capital stock consists solely of the capital stock set forth in Schedule 3.06 hereto. The Borrower has not issued, or agreed to issue, any Shares or any securities convertible into, or exchangeable with, Shares or entered into, issued or granted, or agreed to enter into, issue or grant, any Stock Rights other than as set forth in such Schedule 3.06. All of the Borrower's issued and outstanding capital stock (including but not limited to the Collateral Shares) was duly authorized and validly issued and is fully-paid and nonassessable. All of the Borrower's issuances of its capital stock and Stock Rights were made in compliance with all applicable laws and with all NASDAQ rules and regulations.

          (b) Except as to Sierra Materials LLC and ICE*USA, LLC, of which the Borrower owns beneficially and of record 80% of the issued and outstanding equity interests, respectively, and as to Pentiumatics Sdn.Bhd, of which the Borrower owns beneficially and of record 77% of the issued and outstanding equity interests, the Borrower owns, directly or indirectly, 100% of the issued and outstanding equity interests of all of the Subsidiaries. All of the equity interests of each Subsidiary was duly authorized and validly issued and is fully-paid and nonassessable. No Subsidiary has issued, or agreed to issue, any equity interests (including without limitation shares of capital stock) or any securities convertible into, or exchangeable with, such equity interests or entered into, issued or granted, or agreed to enter into, issue or grant, any Stock Rights.

     Section 3.07   Financial Statements.  The Financial Statements have been
                    --------------------
delivered to the Lender, have been prepared in accordance with GAAP, consistently applied on a basis consistent with past practice, and fully and accurately present the financial condition and changes in financial position of the Borrower and its Subsidiaries as at the date or dates and for the period or periods therein stated, subject only to typical year-end audit adjustments. Neither the Borrower nor any Subsidiary has made any investment in, advance to or guarantee of the obligations of any Person except those the material details of which are disclosed in the Financial Statements.

     Section 3.08   No Undisclosed Liabilities.  Except for liabilities incurred
                    --------------------------
in the ordinary course of business that could not have a Material Adverse Effect, neither the Borrower nor any Subsidiary has any liabilities, direct or contingent, except those the material details of which are set forth in the Financial Statements or in Exhibit 4.5 to the Unifiber Purchase Agreement. No unusual or unduly burdensome restriction, restraint or hazard exists relating to the business or Property of the Borrower or any Subsidiary.

     Section 3.09   Absence of Certain Changes.  Since the date of the Balance
                    ---------------------------
Sheet, no event has occurred with respect to the Property, operations, business, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary that could have a Material Adverse Effect.

     Section 3.10   No Litigation.  There are no Actions, and there are no
                    -------------
circumstances that could form the basis for any such Action, involving the Borrower or any Subsidiary or either Shareholder, or any Property of any of them.

     Section 3.11   Taxes.
                    -----

          (a) Provision for Taxes.  The provision made for Taxes on the Balance
              -------------------
     Sheet is sufficient for the payment of all Taxes at the date thereof and for all years and periods prior thereto. Since the date of the Balance Sheet, neither the Borrower nor any Subsidiary has incurred any Taxes other than Taxes incurred in the ordinary course of business consistent in type and amount with past practice and experience.

          (b) Tax Returns Filed.  No Tax returns of the Borrower or of any
              -----------------
     Subsidiary have been audited by the United States Internal Revenue Service or any other Governmental Authority, and neither the Borrower nor any Subsidiary has received any notice from any Governmental Authority of any underpayment or deficiency of Taxes that has not been paid in full or any objection to any Tax return or report that has not been cured. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any such Tax return or report.

          (c) Other Tax Matters.  Since January 1, 1993, neither the Borrower
              -----------------
     nor any Subsidiary has (i) filed any consent or agreement under Section 341(f) of the Code, (ii) applied for any Tax ruling, (iii) entered into a closing agreement with any Governmental Authority, (iv) filed an election under Code Sections 338(g) or 338(h)(10) (nor has any deemed election under Code Section 338(e) occurred), (v) made any payments, or been a party to an agreement (including this Agreement) that could obligate it to make payments that will not be deductible because of Code Section 280G or (f) been a party to any Tax allocation agreement or Tax sharing agreement. The Borrower is not a "United States real property holding company" within the meaning of Code Section 897.

     Section 3.12   Title to and Condition of Property.
                    ----------------------------------

          (a) Personal Property. Each of the Borrower and each Subsidiary has
              -----------------
     good and marketable title to all of its Personal Property free and clear of all Liens other than Permitted Liens. Neither the Borrower nor any Subsidiary leases (as lessor) any personal Property. The Borrower and each Subsidiary owns or leases (as lessee) all personal Property used to carry on its business.

          (b) Condition of Personal Property.  The Personal Property of the
              ------------------------------
     Borrower and of each Subsidiary is in good operating condition and repair, normal wear and tear excepted, free from any material defect, has been maintained consistent with the standards generally followed in the industry and is sufficient as of the date hereof to carry on the business of the Borrower or such Subsidiary, as the case may be.

          (c)    Real Property.  The Borrower and each Subsidiary has good and
                 -------------
     marketable title to all of its Real Property free and clear of all Liens other than Permitted Liens. Neither the Borrower nor any Subsidiary leases (as lessor) any real Property. The Borrower and each Subsidiary owns or leases (as lessee) all real Property used to carry on its business.

          (d) Condition of Real Property.  All Real Property is in good
              --------------------------
     operating condition and repair, normal wear and tear excepted, free from any material defect, has been maintained consistent with the standards generally followed in the industry and is sufficient to carry on the business of the Borrower or such Subsidiary, as the case may be. All buildings, plants and other structures and improvements in, on or under the Real Property ("Improvements") are in good condition and repair and have no structural defects or defects affecting plumbing, electrical, sewerage or heating, ventilating or air conditioning systems, normal wear and tear excepted.

          (e) Governmental Requirements pertaining to Real Property.  There are
              -----------------------------------------------------
     now in full force and effect duly issued certificates of occupancy permitting the Real Property and Improvements to be legally used and occupied as the same are now used and occupied. All of the Real Property has permanent rights of access to dedicated public highways or roads. No fact or condition exists that could prohibit or adversely affect the ordinary rights of access to and from the Real Property from and to the existing highways and roads and there is no pending or overtly threatened restriction or denial, by any Governmental Authority or otherwise, with respect to such ingress and egress. There is not (i) any claim of adverse possession or prescriptive rights involving any of the Real Property, (ii) any Improvement that encroaches on or over the boundaries of neighboring or adjacent real property or (iii) any building, plant or other structure or improvement of any other party that encroaches on or over the boundaries of any of such Real Property. None of the Real Property is located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any Governmental Requirement. No public improvements have been commenced, planned or proposed that could result in special assessments against or otherwise materially adversely affect any Real Property. No portion of any of the Real Property (other than a marl hole at the United Kingdom facility of a Subsidiary) has been used by the Borrower or any Subsidiary or by any other Person as a landfill or for storage or disposal of hazardous or toxic materials. There is no (i) planned or proposed increase in assessed valuations of any Real Property or Improvement, (ii) Governmental Requirement that requires repair, alteration or correction of any existing condition affecting any Real Property or Improvement or any condition or defect that could give rise to a Governmental Requirement in such regard, (iii) underground storage tanks, or any structural, mechanical, or other defects of material significance affecting any Real Property or Improvement (including, without limitation, inadequacy for normal use of mechanical systems or disposal or water systems at or serving the Real Property), or (iv) work that has been done or labor or materials that has or have been furnished to any Real Property during the period of six (6) months immediately preceding the date of this Agreement for which liens could be filed against any of the Real Property or Improvements.

          (f) No Condemnation or Expropriation.  No portion of the Personal
              --------------------------------
     Property or the Real Property of the Company or any Subsidiary is subject to any order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

     Section 3.13   Contracts.  No party is in default, nor has any event or
                    ---------
circumstance occurred that, with the passage of time or the giving of notice or both would constitute a default, under any Contract. Neither the Borrower nor any Subsidiary has guaranteed the payment or performance of any Person or agreed to indemnify, act as a surety or otherwise be contingently or secondarily liable for the obligations of any Person other than the Borrower or a Subsidiary. Neither the Borrower nor any Subsidiary is a party to or is bound by any Contract requiring it to assign any interest in any trade secret or proprietary information, or prohibiting or restricting it from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world.

     Section 3.14   Casualties; Taking of Property.  Since the date of the
                    ------------------------------
Balance Sheet, neither the business nor the Property of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

     Section 3.15   Compliance with Governmental Requirements.  Neither the
                    -----------------------------------------
Borrower nor any Subsidiary is in violation of any Governmental Requirement or has failed to meet any Governmental Requirement necessary to or desirable in connection with the ownership of any of its Property or the conduct of its business.

     Section 3.16   Employment Benefit Plans.
                    ------------------------

          (a) Disclosure.   True and correct copies of all pension, thrift,
              ----------
     savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes," collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of ERISA), all employee manuals, and all written or binding oral statements of policies, practices or understandings relating to employment (each an "Employee Plans/Agreement"), that are provided to, for the benefit of, or relate to, any persons ("Employees") employed by Borrower and its Subsidiaries, including all amendments thereto, have heretofore been provided to the Lender. Each of the Employee Plans/Agreements is one or more of the following: an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), a "defined benefit plan" (as defined in Section 414 of the
     Code), an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and/or as a plan intended to be qualified under Section 401 of the Code. No Employee Plan/Agreement is a "multiemployer plan" (as defined in
     Section 4001 of ERISA), and neither Borrower nor any Subsidiary has ever contributed nor been obligated to contribute to any such multiemployer plan.

          (b) Terminations. Proceedings and Penalties.  With respect to each
              ---------------------------------------
     employee benefit plan (including, without limitation, the Employee Plans/Agreements) that is subject to the provisions of Title IV of ERISA ("Plan") and with respect to which the Borrower or any Subsidiary or any of their respective Properties may, directly or indirectly, be subject to any liability, contingent or otherwise, or the imposition of any Lien (whether by reason of the complete or partial termination of any such Plan, the funded status of any such Plan, any "complete withdrawal" (as defined in Section 4203 of ERISA) or "partial withdrawal" (as defined in Section 4205 of ERISA) by any person from any such Plan, or otherwise):

               (i) no such Plan has been terminated so as to subject, directly or indirectly, any Property of the Borrower or of any Subsidiary to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA;

               (ii) no proceeding has been initiated or threatened by any person (including the Pension Benefit Guaranty Corporation ("PBGC")) to terminate any such Plan;

               (iii) no condition or event exists or is anticipated that could subject, directly or indirectly, any Property of the Borrower or any Subsidiary to any liability, contingent or otherwise, or the imposition of any Lien under Title IV of ERISA, whether to the PBGC or to any other person or otherwise on account of the termination of any such Plan;

               (iv) if any such Plan were to be terminated as of the date hereof, no Property of the Borrower or of any Subsidiary would be subject, directly or indirectly, to any liability, contingent or otherwise, or the imposition of any Lien under Title IV of ERISA;

               (v) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any such Plan;

               (vi) no such Plan that is subject to Section 302 of ERISA or to Code

          Section 412 has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Code Section 412, respectively), whether or not waived; and

               (vii) no such Plan is a multiemployer plan or a plan described in Section 4064 of ERISA.

          (c) Prohibited Transactions.  There have been no "prohibited
              -----------------------
     transactions" within the meaning of Sections 406 or 407 of ERISA or Code
     Section 4975 for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement, and no event or omission has occurred in connection with which the Borrower or any Subsidiary or any of their respective Properties or any Employee Plan/Agreement, directly or indirectly, could be subject to any liability under ERISA, the Code or any other Governmental Requirement applicable to any Employee Plan/Agreement, or under any agreement, instrument, law or order pursuant to or under which the Borrower or any Subsidiary has agreed to indemnify or is required to indemnify any person against liability incurred under any such Governmental Requirement.

          (d) Full Funding.  The funds available under each Employee
              ------------
     Plan/Agreement that is intended to be a funded plan exceed the amounts required to be paid, or that would be required to be paid if such Employee Plan/Agreement were terminated, on account of rights vested or accrued as of the date hereof (using the actuarial methods and assumptions then used by the actuaries of the Borrower or of a Subsidiary, as the case may be, in connection with the funding of such Employee Plan/Agreement).

          (e) Payments and Compliance.  With respect to each Employee
              -----------------------
     Plan/Agreement, (i) all payments due from the Borrower or a Subsidiary, as the case may be, to date have been made and all amounts properly accrued to date as liabilities that have not been paid have been properly recorded on the books of the Borrower or such Subsidiary, as the case may be, and are reflected in the Balance Sheet; (ii) Borrower and each Subsidiary has complied with, and each such Employee Plan/Agreement conforms in form and operation to, all applicable Governmental Requirements, including but not limited to ERISA and the Code, in all respects and all reports and information relating to such Employee Plan/Agreement required to be filed with any Governmental Authority have been timely filed; (iii) all reports and information relating to each such Employee Plan/Agreement required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided; (iv) each such Employee Plan/Agreement that is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and nothing has occurred since the date of such letter that has or could adversely affect such qualification or exemption; (iv) there are no Actions (other than routine claims for benefits) pending or threatened with respect to such Employee Plan/Agreement or against the

     Property of such Employee Plan/Agreement; and (v) no Employee Plan/Agreement is a plan that is established and maintained outside the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens.

          (f) Post-Retirement Benefits.  No Employee Plan/Agreement provides
              ------------------------
     benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to current or former employees of the Borrower or its Subsidiaries beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or retirement benefits under any Employee Plan/Agreement that is an employee pension benefit plan, (iii) deferred compensation benefits accrued as liabilities on the books and records of Borrower (including the Balance Sheet) or its Subsidiaries, (iv) disability benefits under any Employee Plan/ Agreement that is an employee welfare benefit plan that have been fully provided for by insurance or otherwise or (v) benefits in the nature of severance pay.

          (g)    No Triggering of Obligations.  The consummation of the
                 ----------------------------
     transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Borrower or any Subsidiary to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

          (h) Delivery of Documents.  There has been delivered to the Lender,
              ---------------------
     with respect to each Employee Plan/Agreement:

               (i) a copy of the annual report, if required under ERISA, with respect to each such Employee Plan/Agreement for the last two years;

               (ii) a copy of the summary plan description, together with each summary of material modifications, required under ERISA with respect to such Employee Plan/Agreement, all material employee communications relating to such Employee Plan/Agreement, and, unless the Employee Plan/Agreement is embodied entirely in an insurance policy to which the Borrower or a Subsidiary is a party, a true and complete copy of such Employee Plan/Agreement;

               (iii) if the Employee Plan/Agreement is funded through a trust or any third-party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest fmancial statements thereof; and

               (iv) the most recent determination letter received from the Internal Revenue Service with respect to each Employee Plan/Agreement that is intended to be a "qualified plan" under Section 401 of the Code.

     With respect to each Employee Plan/Agreement for which an annual report has been filed and delivered to Buyer pursuant to clause (i) hereof, no material adverse change has occurred with respect to the matters covered by the latest such annual report since the date thereof.

          (i) Future Commitments.  Neither the Borrower nor any Subsidiary has
              ------------------
     announced any plan or legally-binding commitment to create any additional Employee Plans/Agreements or to amend or modify any existing Employee Plan/Agreement.

     Section 3.17   Securities Law and SRO Requirements.
                    -----------------------------------

          (a) The Borrower has timely filed with the Commission all reports and information required by the Exchange Act. None of the filings that the Borrower has made with the Commission (whether pursuant to the Securities Act, the Exchange Act or otherwise) contained or contains any misstatement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

          (b) The Borrower is, and has at all times since the listing of its Common Stock on the NASDAQ Small Cap market system been, in compliance with all of the rules and regulations of the National Association of Securities Dealers, Inc. and with the terms and conditions of the Borrower's listing agreement.

     Section 3.18   Trade Rights.  The Borrower has disclosed to the Lender all
                    ------------
Trade Rights in which the Borrower or any Subsidiary has any interest. All Trade Rights owned and registered by the Borrower or any Subsidiary have been properly registered, all pending registrations and applications by the Borrower and its Subsidiaries have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current. Neither the Borrower nor any Subsidiary requires any Trade Rights that it does not already have in order to conduct its business as currently conducted. Neither the Borrower nor any Subsidiary is infringing or has infringed any Trade Rights of another in the operation of its business, nor is any other person infringing any Trade Rights of the Borrower or any Subsidiary. Neither the Borrower nor any Subsidiary has granted any license or made any assignment of any of its Trade Rights, nor does the Borrower or any Subsidiary pay any royalties or other consideration for the right to use any Trade Rights of others. All Trade Rights of the Borrower and its Subsidiaries are enforceable and there are no equitable defenses to enforcement based on any act or omission of the Borrower or any Subsidiary. The consummation of the transactions contemplated hereby will not impair any Trade Rights of the Borrower or any Subsidiary.

     Section 3.19   Permits.  The Borrower and each Subsidiary has all Permits
                    -------
necessary or desirable for the conduct of the business (as presently conducted). All such Permits are in full force and effect, and there are no present conditions or events that could result in the revocation or nonrenewal of any such Permit. The Borrower and each Subsidiary is and has been in compliance with all such Permits.

     Section 3.20   Labor Matters.  Within the last five years, neither the
                    -------------
Borrower nor any Subsidiary has experienced any union or syndicate organization attempts, any work stoppage due to labor disagreements or any other material labor disputes in connection with its business. The Borrower and each Subsidiary is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. Within the last five years, there has been no overt or threatened unfair labor practice charge or complaint against the Borrower or any Subsidiary and there is no basis for any such charge or complaint. There is no labor strike, material labor dispute, request for representation, slowdown or stoppage pending or threatened against or affecting the Borrower or any Subsidiary nor any secondary boycott with respect to any products of the Borrower or any Subsidiary. No question concerning union representation or collective bargaining has been raised or is threatened respecting the employees of the Borrower or of any Subsidiary. No grievance that might have a Material Adverse Effect on the Borrower or any Subsidiary, individually or in the aggregate, nor any arbitration proceeding arising out of or under union or syndicate collective bargaining agreements, is pending or threatened. Within the last five years, there have been no overt or threatened administrative charges or court complaints against the Borrower or any Subsidiary concerning alleged employment discrimination or other employment related matters before the EEOC or any other Government Authority.

     Section 3.21   Accounts Receivable.  All accounts receivable of the
                    -------------------
Borrower and of each Subsidiary reflected on the Balance Sheet, and as incurred since the date thereof represent arm's length sales actually made in the ordinary course of business, and are collectible (net of the reserve recorded in the Balance Sheet for doubtful accounts) in the ordinary course of business.

     Section 3.22   Inventory.  All inventory of the Borrower and each
                    ---------
Subsidiary consists of a quality and quantity useable and salable in the ordinary course of business and is valued in accordance with GAAP at the lower of cost (on a FIFO basis) or market.

     Section 3.23   Insurance.  All Insurance Policies are valid, outstanding
                    ---------
and enforceable policies. No notice of cancellation or termination has been received with respect to any such Insurance Policy, and there has been no act or omission that could result in cancellation of any such Insurance Policy prior to its scheduled expiration date. There is no claim by the Borrower or any Subsidiary pending under any Insurance Policy as to which coverage has been denied or disputed by the underwriters thereof. Neither the Borrower nor any Subsidiary has received any written notice that it has not provided to the Lender from or on behalf of any issuer of any Insurance Policy that insurance rates therefor will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there will hereafter be a cancellation or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or nonrenewal of any such policy. The Insurance Policies are sufficient to enable the Borrower and its Subsidiaries to comply with the requirements of all contracts to which any of them is a party.

     Section 3.24   Environmental Matters. The Borrower and each Subsidiary is
                    ---------------------
in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws or contained in any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. There is no Action against the Borrower or any Subsidiary relating to any Environmental Laws or any order issued, entered, promulgated or approved thereunder. There are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that could interfere with or prevent the compliance and continued compliance by the Borrower and its Subsidiaries with any Environmental Laws or with any order issued, entered, promulgated or approved thereunder, or that could give rise to any liability, including, without limitation, liability under CERCLA or under any other Environmental Laws, or otherwise form the basis of any Action or notice of violation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Waste.

     Section 3.25   Ownership of Collateral Shares.
                    ------------------------------

     (a) Stonebraker is the sole record and beneficial owner of the Stonebraker Collateral Shares, which he owns free and clear of any and all Liens. Upon delivery of the Stonebraker Collateral Shares to the Lender at the Closing, the Lender will take possession of, and will have a perfected first-priority security interest in, the Stonebraker Collateral Shares free and clear of any and all Liens other than Liens in favor of the Lender as contemplated hereby.

     (b) Probst is the sole record and beneficial owner of the Probst Collateral Shares, which he owns free and clear of any and all Liens. Upon delivery of the Probst Collateral Shares to the Lender at the Closing, the Lender will take possession of, and will have a perfected first-priority security interest in, the Probst Collateral Shares free and clear of any and all Liens other than Liens in favor of the Lender as contemplated hereby.

     Section 3.26   Value of Repurchase Rights.  The aggregate value of the
                    --------------------------
Repurchase Rights is no greater than $60,000.

     Section 3.27   Product Warranties and Product Liability. Except as stated
                    ----------------------------------------
in the written policies of the Borrower or its Subsidiaries with respect to credits, returns and allowances and the standard warranty or warranties for sales of Products or as existing under any Governmental Requirement, there are no warranties, commitments or obligations of the Borrower or any Subsidiary with respect to the granting of credits or the return or replacement of Products. None of the Products has been the subject of any recall campaign by the Borrower or any Subsidiary and no facts or conditions exist that could result in such a recall campaign. Neither the Borrower nor any Subsidiary has introduced into commerce any "adulterated" or "misbranded" product (as those terms are defined in the Food, Drug and Cosmetic Act of 1938, as amended). The Borrower and each Subsidiary follows manufacturing processes and practices that are sufficient to prevent the introduction of "adulterated" products into commerce. The Products have been formulated and manufactured so as to, and do, meet and comply with all applicable Government Requirements. All Products have met all Governmental Requirements necessary or desirable to allow their sale and intended use.

     Section 3.28   Unifiber Purchase Agreement.  All of the representations and
                    ---------------------------
warranties of all parties to the Unifiber Purchase Agreement are true and correct in all respects.

     Section 3.29   Benefit of the Loan to the Shareholders.
                    ---------------------------------------

     (a) Stonebraker acknowledges and agrees that, inasmuch as he is the Chief Executive Officer, a director and a significant shareholder of the Borrower, the Loan will benefit him at least to the extent of the value of the Stonebraker Collateral Shares.

     (b) Probst acknowledges and agrees that, inasmuch as he is the President, a director and a significant shareholder of the Borrower, the Loan will benefit him at least to the extent of the value of the Probst Collateral Shares.

     Section 3.30   Brokers.  All negotiations relative to the Loan and to the
                    -------
other transactions contemplated hereby have been carried on without the involvement of any Person as the result of any act of the Borrower or either Shareholder that would give rise to any claim against the Lender for any brokerage commission, finders fee, or other like payments, other than Lehman Brothers, whose fees and commissions are and shall remain the Borrower's sole responsibility.

     Section 3.31   No Material Misstatements or Omissions.  No information that
                    --------------------------------------
the Borrower or either Shareholder has furnished, directly or indirectly, to the Lender in any form in connection with the negotiation of this Agreement or the transactions contemplated hereby contained or contains any misstatement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

     Section 3.32   No Usury.  Without limiting the generality of any other
                    --------
representation or warranty set forth herein or in any Other Transaction Document, the Loan is not usurious under the laws of the State of Colorado (including without limitation Colorado Revised Statutes Section 5-12-103).


                                   ARTICLE 4

                             AFFIRMATIVE COVENANTS

     The Borrower and the Shareholders, as the case may be, shall at all times comply with the covenants contained in this Article 4:

     Section 4.01   Financial Statements and Reports.  The Borrower shall
                    --------------------------------
promptly furnish to the Lender from time to time such information regarding the business and affairs and financial condition of the Borrower and its Subsidiaries as the Lender may reasonably request, and shall also furnish to the Lender the following:

          (a) Annual Reports.  Promptly after becoming available and in any
              --------------
     event within 140 days after the close of each fiscal year of the Borrower (or such shorter period of time within which the Borrower must file such information with the Commission), the audited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such year, the audited consolidated and consolidating statements of profit and loss of the Borrower and its Subsidiaries for such year and the audited consolidated and consolidating statements of reconciliation of capital accounts of the Borrower and its Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the related report of the Borrower's independent public accountants, which report shall be to the effect that such statements have been prepared in accordance with GAAP consistently applied throughout the period indicated except to the extent stated therein; and

          (b) Quarterly Reports.  Promptly after becoming available and in any
              -----------------
     event within 60 (or such shorter period of time within which the Borrower must file such information with the Commission) days after the end of each of the first three quarterly periods in each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period, the consolidated and consolidating statements of profit and loss of the Borrower and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, and the consolidated and consolidating statements of reconciliation of capital accounts of the Borrower and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the immediately-preceding fiscal year, certified by the principal financial officer of the Borrower to have been prepared in accordance with GAAP consistently applied throughout the period indicated except to the extent stated therein, subject to typical changes resulting from year-end adjustments; and

          (c) Audit Reports.  Promptly upon receipt thereof, one copy of each
              -------------
     other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Subsidiary.

          (d) Commission and Other Reports.  Promptly upon their becoming
              ----------------------------
     available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with, or received by the Borrower in connection therewith from, any securities exchange (including without limitation the NASDAQ Small Cap market system) or the Commission.

     Section 4.02   Certificates of Compliance.  Concurrently with the
                    --------------------------
furnishing of the annual and quarterly financial statements pursuant to Subsections 4.01(a) and (b) hereof, the Borrower shall furnish or cause to be furnished to the Lender a certificate in form and substance satisfactory to the Lender signed by the principal financial officer of the Borrower stating (i) that the Borrower has fulfilled its obligations under this Agreement, the Note and the Security Instruments; and (ii) that all representations made herein and therein continue to be true and correct (or specifying the nature of any change), or, if any Potential Default shall have occurred and be continuing, specifying such Potential Default and the nature and status thereof; and (iii) containing or accompanied by such financial or other details, information and material as the Lender reasonably may request to evidence such compliance.

     Section 4.03   Taxes and Liens.  The Borrower shall pay and discharge
                    ---------------
promptly all Taxes imposed upon the Borrower or any Subsidiary or upon the income or any Property of the Borrower or any Subsidiary as well as all claims of any kind (including claims for labor, materials, supplies and rent) that, if unpaid, might become a Lien upon any or all of the Property of the Borrower or any Subsidiary; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Borrower or its Subsidiary, and if the Borrower or its Subsidiary shall have set up reserves therefor adequate under GAAP.

     Section 4.04   Maintenance of Rights and Property.  The Borrower shall and
                    ----------------------------------
shall cause each Subsidiary to (a) maintain its corporate existence, rights and franchises; (b) observe and comply with all Governmental Requirements (other than any Governmental Requirement the violation of which, either individually or in the aggregate, would not have a Material Adverse Effect); and (c) maintain its Property in good operating condition at all times and make all repairs, replacements, additions, betterments and improvements to its Property as are necessary or appropriate to enable the Borrower and each Subsidiary to conduct their respective businesses properly and efficiently at all times.

     Section 4.05   Insurance.  In the case of any fire, accident or other
                    ---------
casualty causing loss or damage to any Property of the Borrower or a Subsidiary, the proceeds of such policies shall be used (a) to repair or replace the damaged Property or (b) to prepay the Indebtedness.

     Section 4.06   Accounts and Records.  The Borrower shall keep, and shall
                    --------------------
cause each Subsidiary to keep, books of record and account in which full, true and correct entries shall be made of all dealings or transactions in relation to their respective business and activities, in accordance with GAAP, consistently applied except for changes in accounting principles or practices with which the Borrower's independent public accountants concur.

     Section 4.07   Right of Inspection.
                    -------------------

     (a) The Borrower shall permit any officer, employee or agent of the Lender to visit and inspect any of the Borrower's Property, to examine the Borrower's books of record and accounts and to take copies and extracts therefrom, and to discuss the Borrower's affairs, finances and accounts with the Borrower's officers, accountants and auditors, all at such times and places as the Lender reasonably may require.

     (b) The Borrower shall cause each Subsidiary to permit any officer, employee or agent of the Lender to visit and inspect any of such Subsidiary's Property, to examine such Subsidiary's books of record and accounts and to take copies and extracts therefrom, and to discuss such Subsidiary's affairs, finances and accounts with such Subsidiary's officers, accountants and auditors, all at such times and places as the Lender reasonably may require.

     Section 4.08   Notice of Certain Events.  The Borrower shall notify the
                    ------------------------
Lender promptly if the Borrower learns of the occurrence of:

          (a) any event that constitutes a Potential Default, and shall in such case provide with the notice a detailed statement by a responsible officer of the Borrower of the steps being taken to cure the effect of such Potential Default; or

          (b) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness of the Borrower or any Subsidiary or of any security (as defined in the Securities Act) of the Borrower or any Subsidiary with respect to a claimed default, and shall in such case provide with the notice a detailed statement by a responsible officer of the Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrower or its Subsidiary is taking or proposes to take with respect thereto; or

          (c) any legal, judicial or regulatory proceedings affecting the Borrower or any Subsidiary or any of their respective Property in which the amount involved is material and is not covered by insurance or that, if adversely determined, could have a Material Adverse Effect; or

          (d) any pending or threatened dispute between the Borrower or any Subsidiary and any governmental or regulatory body or any other Person that, if adversely determined, could have a Material Adverse Effect.

     Section 4.09   ERISA Information and Compliance.  The Borrower shall
                    --------------------------------
promptly furnish to the Lender (a), if the Lender requests, copies of each annual and other report with respect to each Plan or any trust created thereunder promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation and (b), immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section

4043 of ERISA, or of any "prohibited transaction," as such term is defined in
Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal financial officer of the Borrower specifying the nature thereof, what action the Borrower or any of its Subsidiaries is taking or proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto. The Borrower shall fund, or shall cause its Subsidiaries to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect for the benefit of employees of the Borrower or any of its Subsidiaries, and comply with all applicable provisions of ERISA.

     Section 4.10   Use of Proceeds.  The proceeds of the Note shall be applied
                    ---------------
by the Borrower only for the following purposes and in the following order:

          (a) to fund the Unifiber acquisition pursuant to the Unifiber Purchase Agreement;

          (b) to pay the Borrower's indebtedness as set forth in Schedule 4.11 hereto; and

          (c) for working capital and other general corporate purposes.

     Section 4.11   NASDAQ Small Cap Exchange Listing.  The Borrower shall
                    ---------------------------------
ensure at all times that:

          (a) the Lender Shares are listed on the NASDAQ Small Cap market system or other national securities exchange;

          (b) the Borrower is not in default of its listing agreement with NASDAQ; and

          (c) trading in the Common Stock is not suspended for any reason.

     Section 4.12   Subsidiary Dividends.  In the event that the Borrower has
                    --------------------
insufficient funds available to pay all amounts then due and payable under the Note, the Borrower shall cause one or more Subsidiaries to declare and pay to the Borrower out of the funds legally available therefor dividends in an aggregate amount to enable the Borrower to pay such amounts in full.

     Section 4.13.  First Anniversary Reset.  In the event that, on the first
                    -----------------------
anniversary of the Closing, any principal of the Loan remains unpaid and the aggregate value of the Initial Consideration Shares (the "Aggregate First Anniversary Reset Value"), based on the per-share closing price of the Common Stock on the last trading day immediately preceding the first anniversary of the Closing as quoted on the NASDAQ Small Cap market system (the "Per-Share First Anniversary Reset Value"), is less than $1,000,000, then the Borrower promptly shall deliver to the Lender, at the Borrower's option, either (a) an amount in cash equal to (i) $1,000,000 less (ii) the Aggregate First Anniversary Reset Value (the "Aggregate First Anniversary Reset Value Difference") or (b), free of any and all encumbrances (other than restrictions on transfer imposed by applicable securities laws), such number of shares validly-issued, fully-paid and nonassessable shares of Common Stock as are equal to (i) the Aggregate First Anniversary Reset Value Difference divided by (ii) the Per-Share First Anniversary Reset Value.

     Section 4.14.  Maturity Date Reset.  In the event that, on the Maturity
                    -------------------
Date, the aggregate value of the Initial Consideration Shares (the "Aggregate Maturity Date Reset Value"), based on the per-share closing price of the Common Stock on the last trading day immediately preceding the Maturity Date as quoted on the NASDAQ Small Cap market system (the "Per-Share Maturity Date Reset Value"), is less than $1,000,000, then the Borrower promptly shall deliver to the Lender, at the Borrower's option, either (a) an amount in cash equal to (i) $1,000,000 less (ii) the Aggregate Maturity Date Reset Value less (iii) (A), if the Lender received a cash payment pursuant to Section 4.13, the amount of such cash payment or (B), if the Lender received additional shares of Common Stock pursuant to Section 4.13, an amount equal to (I) the number of such additional shares that were issued to the Lender pursuant to Section 4.13 multiplied by
(II) the Per-Share Maturity Date Reset Value (the "Aggregate Maturity Date Reset Value Difference"), or (b), free of any and all encumbrances (other than restrictions on transfer imposed by applicable securities laws), such number of shares validly-issued, fully-paid and nonassessable shares of Common Stock as are equal to (i) the Aggregate Maturity Date Reset Value Difference divided by
(ii) the Per-Share Maturity Date Reset Value.  Notwithstanding anything in this
Section 4.14 to the contrary, any Aggregate Maturity Date Reset Value Difference less than zero shall be deemed to be zero.

     Section 4.15.  Prepayment Reset.  In the event that the Loan is prepaid in
                    -----------------
full prior to the Maturity Date and the aggregate value of the Initial Consideration Shares on the date of such prepayment (the "Aggregate Prepayment Date Reset Value"), based on the per-share closing price of the Common Stock on the last trading day immediately preceding the date of such prepayment as quoted on the NASDAQ Small Cap market system (the "Per-Share Prepayment Date Reset Value"), is less than $1,000,000, then the Borrower promptly shall deliver to the Lender, at the Borrower's option, either (a) an amount in cash equal to (i) $1,000,000 less (ii) the Aggregate Prepayment Date Reset Value less (iii) (A), if the Lender received a cash payment pursuant to Section 4.13, the amount of such cash payment or (B), if the Lender received additional shares of Common Stock pursuant to Section 4.13, an amount equal to (I) the number of such additional shares that were issued to the Lender pursuant to Section 4.13 multiplied by (II) the Per-Share Prepayment Date Reset Value (the "Aggregate Prepayment Date Reset Value Difference"), or (b), free of any and all encumbrances (other than restrictions on transfer imposed by applicable securities laws), such number of shares validly-issued, fully-paid and nonassessable shares of Common Stock as are equal to (i) the Aggregate Prepayment Date Reset Value Difference divided by (ii) the Per-Share Prepayment Date Reset Value. Notwithstanding anything in this Section 4.15 to the contrary, any Aggregate Prepayment Date Reset Value Difference less than zero shall be deemed to be zero.

     Section 4.16   Voting of Collateral Shares.  While any part of the Loan
                    ---------------------------
remains outstanding, each of Stonebraker and Probst shall vote all of his Collateral Shares in favor of the election of (and against the removal of, if applicable) a Lender-designated nominee as a Borrower director.

     Section 4.17   Indemnification.  From and after the Closing, each of the
                    ---------------
Borrower, Stonebraker and Probst, jointly and severally, shall indemnify and hold harmless in full the Lender from and against any and all Damages arising in connection with the untruth of any representation or warranty set forth in
Article 3 hereof or with the failure of any of them to comply with the covenants set forth in this Article 4 or in Article 5 hereof.

     Section 4.18   Proceeds of Securities Offerings.  At the Lender's option
                    --------------------------------
(but, in the case of an underwritten offering, subject to the approval of the Borrower's lead underwriter, which approval the Borrower shall use its best efforts to obtain), the Borrower shall prepay the Loan to the extent of any cash proceeds that the Borrower receives from any sale of securities of the Borrower.

     Section 4.19   Voting of Collateral Shares.  Each of Stonebraker and
                    ---------------------------
Probst, by his execution of this Agreement, hereby grants to the Lender the exclusive right, and hereby makes, constitutes and appoints the Lender, with full power of substitution in the premises, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to vote any and all of the Stonebraker Collateral Shares and the Probst Collateral Shares, respectively, on any and all matters that may properly be put to a vote of the Borrower's shareholders, and to execute any and all written consents to the same effect, and to do all such other acts and things that the Lender may deem necessary or appropriate in such regard, in the event that (a) an Event of Default shall have occurred and be continuing and (b) the Lender shall have chosen not to exercise its rights under the Security Instruments to foreclose on the Collateral Shares (each a "Power of Attorney"). Each Power of Attorney shall be deemed irrevocable and coupled with an interest for so long as any part of the Indebtedness remains outstanding and shall not be adversely affected by the incapacity of the grantor thereof. The Borrower agrees that the provisions of this Section 4.19 are not inconsistent with Section 2.12 of the Borrower's Bylaws and acknowledges the Lender's exclusive right to vote the Collateral Shares in accordance with the provisions of this Section 4.19.


                                   ARTICLE 5

                               NEGATIVE COVENANTS

     The Borrower shall at all times comply with the covenants contained in this
Article 5 so long as any part of the Indebtedness remains outstanding:

     Section 5.01   Indebtedness.
                    ------------

          (a) Without the Lender's prior express written consent in each instance, the Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume or suffer to exist any indebtedness or obligation for payment of money (including obligations for the payment of rentals) other than (i) the Indebtedness and
     (ii) any such indebtedness or obligation outstanding on the date hereof of which the Borrower has fully informed the Lender.

          (b) The Borrower shall not, and shall not permit any Subsidiary to, guarantee or in any way to be or become liable in respect of, or to be responsible for, any indebtedness or obligation of any other Person in any way other than in the ordinary course of business.

     Section 5.02   Liens.  The Borrower shall not, and shall not permit any
                    -----
Subsidiary to, incur, create, assume or suffer to exist any Lien on any of its Property (now held or hereafter acquired) other than (a) Liens securing the payment of any Indebtedness, (b) Permitted Liens and (c) Liens outstanding on the date hereof of which the Borrower has fully informed the Lender.

     Section 5.03   Investments, Loans and Advances.  The Borrower shall not,
                    -------------------------------
and shall not permit any Subsidiary to, make or permit to remain outstanding any loans or advances to or investments in any Person other than in the ordinary course of business.

     Section 5.04   Grants of Stock Rights, Dividends, Distributions and
                    ----------------------------------------------------
Redemptions.  Without the Lender's prior written consent, the Borrower shall not
-----------
grant any Stock Rights that, together with all Stock Rights previously granted, would represent the right to acquire more than fifteen percent (15%) of the Company's common equity on a fully-diluted basis. The Borrower shall not declare or pay any dividend or distribution, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such, or permit any of its Subsidiaries to purchase or otherwise acquire for value any capital stock of the Borrower.

     Section 5.05   Fundamental Transactions.  Without the Lender's prior
                    ------------------------
written consent, the Borrower shall not merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all, substantially all or an integral portion of its Property (whether now owned or hereafter acquired) to, any Person, or permit any Subsidiary to do so, except that any Subsidiary may merge into or consolidate with or transfer Property to any other Subsidiary and any Subsidiary may merge into or transfer Property to the Borrower; provided, however, that, in each case, immediately thereafter and giving effect thereto, no event shall occur and be continuing that constitutes a Potential Default or an Event of Default and that, in the case of any such merger or consolidation to which the Borrower is a party, the Borrower is the surviving corporation.

     Section 5.06   Sales and Leasebacks.  The Borrower shall not, and shall not
                    --------------------
permit any subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

     Section 5.07   ERISA Compliance.  The Borrower shall not at any time permit
                    ----------------
any Plan maintained by it or any Subsidiary to:

          (a) engage in any "prohibited transaction," as such term is defined in
     Section 4975 of the Code, as amended;

          (b) incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA; or

          (c) terminate any such Plan in a manner that could result in the imposition of a Lien on the Property of the Borrower or any Subsidiary pursuant to Section 4068 of ERISA.

     Section 5.08   Nature of Business.  The Borrower shall not, and shall not
                    ------------------
permit any Subsidiary to, materially change the character of its business as carried on at the date hereof.

     Section 5.09   Margin Stock.  Neither the Borrower nor any Subsidiary shall
                    ------------
take any action that might cause the Note, this Agreement or any of the Security Instruments to violate Regulation U of the Board of Governors of the United States Federal Reserve System (12 C.F.R. Part 221) (the "Federal Reserve Board") or any other regulation of the Federal Reserve Board or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

     Section 5.10   NASDAQ Small Cap Exchange Listing.  The Borrower shall not
                    ---------------------------------
de-list, or allow the de-listing of, the Common Stock from the NASDAQ Small Cap market system (unless such de-listing occurs at a time when such Shares are listed on another nationally-recognized United States securities exchange), and shall ensure that the Lender Shares are listed thereon at the earliest possible time.


                                   ARTICLE 6

                               EVENTS OF DEFAULT

     Section 6.01   Events.  Any of the following events shall be considered an
                    ------
"Event of Default:"

          (a) the Borrower fails to pay when due any installment of principal or interest on the Note or other Indebtedness; or

          (b) any of the Borrower's representations or warranties set forth herein, in the

     Note or in any Other Transaction Document to which it is a party, or any of the representations or warranties of either Shareholder set forth herein or in any Other Transaction Document to which it is a party, proves to have been incorrect as of the date hereof or thereof; or

          (c) the Borrower fails duly, timely and fully to perform or observe any of its covenants or agreements or to perform its obligations set forth in any Other Transaction Document or in the following Sections of this
     Agreement: 4.04(a); 4.07; 4.08; 4.09(b); 4.10; 4.11; 4.13; 4.14; 4.15;
     4.16; 4.17; 4.18; 4.19; 5.01; 5.04; 5.05; 5.06; 5.07; 5.08; 5.09; and 5.10;
     or

          (d) the Borrower fails duly, timely and fully to perform or observe any of its covenants or agreements or to perform its obligations set forth in this Agreement (other than any such covenants, agreements and obligations set forth in clause (c) above), and such failure continues unremedied for a period of 10 days after the earlier of (i) the Lender's notice thereof to the Borrower and (ii) such failure otherwise becomes known to the Borrower; or

          (e) the Borrower in good faith deems itself insecure with respect to the Note or any other Indebtedness; or

          (f) an involuntary case or other proceeding is commenced against the Borrower or either Shareholder that seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 30 days; or an order for relief against the Borrower or either Shareholder shall be entered in any such case under the Federal Bankruptcy Code; or

          (g) the Borrower or either Shareholder commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to, or shall admit in writing its inability to, pay its debts generally as they become due, or shall take any corporate action to authorize or effect any of the foregoing; or

          (h) the Borrower or any Subsidiary discontinues or materially alters its usual business; or

          (i) the Borrower fails to make any payment due on any other indebtedness or obligation for the payment of money; or any event shall occur or any condition shall exist in respect of any such indebtedness or obligation, or under any agreement or instrument under or by which any such indebtedness or obligation is created, evidenced or secured, the effect of which, with notice, lapse of time, or both, is to cause or to permit any holder of such indebtedness or obligation to cause such indebtedness or obligation, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

          (j) the Borrower shall fail within 10 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $25,000 that is not otherwise being satisfied in accordance with its terms or is not stayed on appeal; or

          (k) any Subsidiary takes, suffers or permits to exist as to such Subsidiary any of the events or conditions referred to in Subsections 6.01(f), (g), (h), (i) or (j) hereof; or

          (l) any Security Instrument shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding enforceable in accordance with its terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, or the Borrower or either Shareholder shall so state in writing; or

          (m) any party defaults under the Unifiber Purchase Agreement; or

          (n) the Borrower or any Subsidiary shall default (or an event or condition shall occur that, with notice or the passage of time or both would constitute a default) under any Contract; or

          (o) the Lender ceases at any time to have at least one person that it has designated serving on the Borrower's Board of Directors (each a "Lender-designated Director"); or

          (p) the Borrower increases the size of its Board of Directors without the consent of each Lender-designated Director.

     Section 6.02   Remedies.  Upon the occurrence of any Event of Default
                    --------
described in Subsection 6.01(f) or (g), hereof, or in Subsection 6.01(k) to the extent that such Subsection refers to Subsection 6.01(f) or (g) hereof, the obligations, if any, of the Lender hereunder shall immediately terminate, and the entire amount of all Indebtedness then outstanding shall become automatically and immediately due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intention to accelerate, notice of acceleration or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence and at any time during the continuance of any other Event of Default, by written notice to the Borrower the Lender may (i) declare all Indebtedness to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intention to accelerate or other notice of default of any kind, all of which are hereby expressly waived by the Borrower, and/or (ii) terminate the obligations, if any, of the Lender hereunder unless and until the Lender shall reinstate same in writing and /or (iii) exercise its right under Section 4.19 hereof to vote the Collateral Shares. Notwithstanding anything in this Agreement to the contrary, however, the facts and circumstances existing as of the date hereof with respect to Borrower's default under its royalty agreement with Expedition Trading Co.,
L. C. shall constitute a Potential Default, but shall not constitute an Event of Default, for a period of six (6) months following the Closing (unless extended by the Lender in its sole discretion), after which time the special grace period set forth in this sentence shall be of no further force or effect.

     Section 6.03   Right of Set-off.  Upon the occurrence and during the
                    ----------------
continuance of any Event of Default, or if the Borrower becomes insolvent, however evidenced, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all moneys at any time held and other indebtedness at any time owing by the Lender to the Borrower against any and all of the Indebtedness of the Borrower, irrespective of whether or not the Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.


                                   ARTICLE 7

                     LOAN CLOSING AND CONDITIONS PRECEDENT

     The obligation of the Lender to make the Loan is subject to the conditions precedent stated in this Article 7 wherein each document to be delivered to the Lender shall be in form and substance satisfactory to it.

     Section 7.01   Closing.  The closing of the Loan (the "Closing") shall take
                    -------
place contemporaneously with the execution of this Agreement.

     Section 7.02   Conditions Precedent to the Loan.   As conditions precedent
                    --------------------------------
to Lender's making of the Loan, the following shall occur prior to or at the
Closing:

          (a) the Borrower shall have duly and validly issued, executed and delivered the Note to the Lender;

          (b) the Borrower shall have delivered the Initial Consideration Shares to the Lender free of any and all Liens and restrictive legends (other than restrictions on transfer imposed by applicable securities laws and restrictive legends making reference thereto).

          (c) the Borrower shall have effected the appointment or election of one Lender-designated person to the Borrower's Board of Directors;

          (d) the Borrower shall have made the following additional deliveries to the Lender:

          (i) certificates of existence and good standing of the Borrower in the State of Nevada, and certificates of qualification as a foreign corporation and good standing in the State of Colorado;

          (ii) a certificate of the Borrower's Secretary certifying (A) the Borrower's charter and bylaws, (B) duly adopted resolutions of the Borrower's board of directors in form and substance satisfactory to the Lender with respect to the authorization of this Agreement, the Note and the Other Transaction Documents to which the Borrower is a party and (C) specimen signatures of the duly authorized officers of the Borrower executing this Agreement or any Other Transaction Document on the Borrower's behalf;

          (iii) a legal opinion of counsel to the Borrower and the Shareholders addressed to the Lender in form and substance satisfactory to the Lender;

          (iv) duly-executed originals (in such number as the Lender reasonably shall request) of the Registration Rights Agreement; and

          (v) duly-executed originals (in such number as the Lender reasonably shall request) of written evidence satisfactory in form and substance to the Lender that the Borrower and the Shareholder (as such term is defined in the Unifiber Shareholder Agreement) have agreed that no approval by the Borrower's Board of Directors pursuant to Section 3(a)(2) of the Unifiber Shareholder Agreement shall be required upon the Lender's purchase, if any, of the Shares (as such term is defined in the Unifiber Shareholder Agreement) subsequent to such assignment; and

          (vi) such other documents and things as the Lender reasonably shall request.

          (e) Stonebraker shall have delivered one or more certificates representing the Stonebraker Collateral Shares free of any and all Liens and restrictive legends (other than restrictions on transfer imposed by applicable securities laws and restrictive legends making reference thereto), together with one or more irrevocable stock power duly endorsed in blank;

          (f) Stonebraker shall have delivered to the Lender (in such number as the Lender reasonably shall request) UCC-1 financing statements relating to the Stonebraker Security Agreement and the pledge of the Stonebraker Collateral Shares;

          (g) Stonebraker and the Borrower shall have delivered to each other duly-executed originals (in such number as the Lender reasonably shall request) of the Stonebraker Security Agreement;

          (h) Probst shall have delivered one or more certificates representing the Probst Collateral Shares free of any and all Liens and restrictive legends (other than restrictions on transfer imposed by applicable securities laws and restrictive legends making reference thereto), together with one or more irrevocable stock power duly endorsed in blank;

          (i) Probst shall have delivered to the Lender (in such number as the Lender reasonably shall request) UCC-1 financing statements relating to the Probst Security Agreement and the pledge of the Probst Collateral Shares; and

          (j) Probst and the Borrower shall have delivered to each other duly-executed originals (in such number as the Lender reasonably shall request) of the Probst Security Agreement.

     Section 7.03   Closing Deliveries of the Lender.  At the Closing and
                    --------------------------------
following the satisfaction or waiver of the conditions precedent set forth in
Section 7.02, the Lender shall deliver the proceeds of the Loan by wire transfer to such account as the Borrower reasonably shall request in writing at least two
(2) days prior to the Closing.

     Section 7.04   Subsequent Delivery.  Notwithstanding anything to the
                    -------------------
contrary in this Article 7, the parties acknowledge and agree that, due to the necessity of having the Closing occur at the earliest possible time, the Borrower will not be able to satisfy the condition precedent to the Closing set forth in Section 7.02(b) with regard to the delivery of the Initial Consideration Shares prior to or at the Closing. In consideration of the Lender's willingness to close the Loan without such satisfaction, the Borrower covenants and agrees that the Borrower shall satisfy such condition precedent set forth in Section 7.02(b) as soon as possible following the Closing, but in any event no later than ten (10) days thereafter.


                                   ARTICLE 8

                                 MISCELLANEOUS

     Section 8.01   Proof of Indebtedness.  The Lender's records shall be prima
                    ---------------------
facie proof as to:

     (a) the amount of principal, interest or other amounts under the Loan owing at any time;

     (b) the existence of any default in the payment of any amounts under the Note; and

     (c) whether any demand for payment under the Note has been made.

     Section 8.02   Time of Essence.  Time shall be of the essence of each and
                    ---------------
every provision hereof and of the Note.

     Section 8.03   Notices.  Any notice required or permitted to be given under
                    -------
or in connection with this Agreement, the Security Instruments or the Note shall (except as may otherwise be expressly required therein) be in writing and shall be delivered (a) by certified mail, return receipt requested, (b) by overnight delivery service, (c) by facsimile transmission, confirmed telephonically or (d) personally to an executive officer of the receiving party. All such communications shall be mailed, sent or delivered as follows:

          If to the Borrower:

          Coyote Sports, Inc.
          2291 Arapahoe Avenue
          Boulder  CO  80302
          Attention: Chief Executive Officer
          Telephone:   303/417-0942
          Facsimile:   303/417-1700

     With a copy (which shall not constitute notice) to:

          Micheal W. Sutton, Esq.
          1050 Walnut Street, Suite 401
          Boulder CO   80302
          Telephone:   303/447-0123
          Facsimile:   303/447-0556

     If to the Lender:

          Paragon Coyote Texas Ltd.
          c/o Mark Pappas
          307 West Seventh Street
          Suite 1210
          Fort Worth TX  76102
          Telephone:   817/810-0014
          Facsimile:   817/810-0089

     With a copy (which shall not constitute notice) to:

          Brian D. Bowden, Esq.
          Robinson & Bowden L.L.P.
          512 Main Street, Suite 901
          Fort Worth TX  76102
          Telephone:   817/332-3370
          Facsimile:   817/332-3381

     If to Stonebraker:

          Mel S. Stonebraker, Chief Executive Officer
          Coyote Sports, Inc.
          2291 Arapahoe Avenue
          Boulder  CO  80304
          Telephone:   303/417-0942
          Facsimile:   303/417-1700

     If to Probst:

          James M. Probst, President
          Coyote Sports, Inc.
          2291 Arapahoe Avenue
          Boulder  CO  80304
          Telephone:   303/417-0942
          Facsimile:   303/417-1700

Any communication delivered in accordance with this Section shall be deemed received (a), if delivered by certified mail, return receipt requested, on the date of delivery indicated on the return receipt, (b), if delivered by overnight delivery service, on the following Business Day, (c), if delivered by facsimile transmission, on the date that the transmission is confirmed telephonically or
(d), if personally to an executive officer of the receiving party, on the date of such delivery.

     Section 8.04   Amendments and Waivers.  This Agreement may not be modified,
                    ----------------------
amended or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any right, power or privilege of the Lender under this Agreement, the Note or any Security Instrument shall operate as a waiver thereof. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

     Section 8.05   Severability.  If any provision of this Agreement or the
                    ------------
application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

     Section 8.06   Survival.  All covenants and agreements of any party to this
                    --------
Agreement set forth herein, in the Note or in any other Other Transaction Document not fully performed before the Closing, and all representations and warranties made by any party to this Agreement pursuant hereto, to the Note or to any Other Transaction Document, shall survive the Closing and shall never terminate.

     Section 8.07   Successors and Assigns.  All of the Borrower's covenants and
                    ----------------------
agreements set forth in this Agreement, the Note and the Security Instruments shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns; provided, however, that the Borrower may not assign its rights or obligations under this Agreement or any interest herein, without in each instance the Lender's prior written consent.

     Section 8.08   Renewal, Extension or Rearrangement.  All provisions of this
                    -----------------------------------
Agreement and of the Security Instruments relating to the Note or other Indebtedness shall apply with equal force and effect to each and all promissory notes hereafter executed that represent, in whole or in part, a renewal, extension for any period, increase or rearrangement of any part of the Indebtedness originally represented by the Note or of any part of such other Indebtedness.

     Section 8.09   Cumulative Rights.  The Lender's rights and remedies under
                    -----------------
this Agreement, the Note and each Security Instrument shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 8.10   Further Assurances.  At the Borrower's sole cost and
                    ------------------
expense, each of the Lender, the Borrower and each Subsidiary covenants and agrees to execute any and all such further documents and instruments and to do such further things as the Lender in its sole discretion may deem necessary or appropriate to implement fully and carry out the intent of this Agreement, the Note and the Other Transaction Documents.

     Section 8.11   Governing Law.  This Agreement and the Note are contracts
                    -------------
made under, and shall be construed in accordance with and governed by, the laws of the State of Colorado (exclusive of any such laws that pertain to conflicts of laws).

     Section 8.12   Entire Agreement. This Agreement, the Note and the Other
                    ----------------
Transaction Documents embody the entire agreement and understanding between the Lender and the Borrower with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties in such regard.

     Section 8.13   Schedules and Exhibits.  The schedules and exhibits attached
                    ----------------------
to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such schedules and exhibits and the provisions of the text of this Agreement, the provisions of the text of this Agreement shall prevail.

     Section 8.14   Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Signatures exchanged by facsimile transmission shall be deemed to constitute original, manually-executed signatures and shall be fully binding.

     Section 8.15   Headings.  Headings of the Articles and Sections of this
                    --------
Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     Section 8.16   Usury Savings Clause.  The Borrower and the Lender intend to
                    --------------------
conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected with respect to the Loan shall never exceed the Highest Lawful Rate (as defined in the Note). In the event that the Lender is found to have contracted for, charged or received any interest on the Loan in excess of the Highest Lawful Rate, such occurrence shall be deemed a mistake and the Lender shall automatically reform the contract or charge to conform to applicable law. In the event that the Lender is found to have received any interest on the Loan in excess of the Highest Lawful Rate, the Lender shall either refund such excess interest to the Borrower or credit the excess interest to the unpaid principal amount of the Loan. All amounts found to constitute interest on the Loan will be spread throughout the full term of the Loan in determining whether the interest contracted for, charged or received thereon exceeds the Highest Lawful Rate.

         [The remainder of this page has intentionally been left blank]

     IN WITNESS WHEREOF, the parties hereto have entered into this Loan Agreement as of the date first above written.

BORROWER:                     COYOTE SPORTS, INC.,
                                 a Nevada corporation



                              By:   /s/ James M. Probst
                                 ---------------------------------------------


                              Name:   James M. Probst
                                   -------------------------------------------


                              Title:     President
                                    ------------------------------------------


LENDER:                       PARAGON COYOTE TEXAS LTD.,
                                 a Texas limited partnership

                              By:   Paragon Management Group, Inc.,
                                       a Texas corporation, General Partner



                                    By:   /s/ Mark Pappas
                                       ---------------------------------------
                                         Mark Pappas, President

SHAREHOLDERS:



                                /s/ Mel S. Stonebraker
                              ------------------------------------------------
                              MEL S. STONEBRAKER



                                /s/ James M. Probst
                              ------------------------------------------------
                              JAMES M. PROBST

                                 Schedule 3.06

                                Capitalization
                             as of March 19, 1998

4,073,000 issued and outstanding shares of Common Stock

250,000 warrants to purchase an aggregate of 125,000 shares of Common Stock

1,000,000 shares authorized pursuant to the 1997 Stock Option Plan. 565,500 stock options granted under the 1997 Plan to purchase an aggregate of 565,500 shares of Common Stock

1,000,000 shares authorized pursuant to the 1998 Stock Option Plan. No stock options granted to date.

105,000 warrants to purchase an aggregate of 105,000 shares of Common Stock

                                 Schedule 4.11

             Indebtedness to be Paid with the Proceeds of the Loan

The amount of $6,000,000 will be wired to the Harrigan, Ruff, Sloardellati and Moore, Attorney Cient Trust Fund for disbursement and release of the following liabilities:

     Tennent Trust                           $3,000,000.00

     Zurco, Inc. - principal and interest     2,054,667.21

     Valle de Oro Bank - principal and          201,928.77
     interest

     Ronald and Janet Domnitz -                 128,228.96
     principal and interest

     Schroder Wertheim & Co.                    300,000.00

     Tennent Trust                              115,000.00

     Coyote Sports, Inc.                        200,175.06